UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 13, 2009

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York 10018
(Address of principal executive offices)

(212) 642-3860
(Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On May 13, 2009, Jones Apparel Group, Inc. (the “Company”) announced that it, Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation (together, the “Issuers”) had received tenders with respect to $242,518,000 principal amount, or approximately 97% of the aggregate principal amount, of their outstanding 4.250% Senior Notes due 2009 (the “2009 Notes”) pursuant to their previously announced tender offer, which expired at 9:00 a.m., New York City time, on May 13, 2009.  The Issuers also received the consents of holders representing $643,688,000 principal amount, or approximately 86% of the aggregate principal amount, of their outstanding 2009 Notes, 5.125% Senior Notes due 2014 (the “2014 Notes”) and 6.125% Senior Notes due 2034 (the “2034 Notes” and, together with the 2009 Notes and the 2014 Notes, the “Notes”) pursuant to their previously announced consent solicitation with respect to the Notes, which expired at 11:59 p.m., New York City time, on April 15, 2009.

The Issuers also announced that on May 13, 2009, they had caused to be paid the tender offer consideration of $980 per $1,000 principal amount of 2009 Notes that were validly tendered and not withdrawn, plus accrued and unpaid interest from the last interest payment date to, but excluding, May 13, 2009.  Additionally, the Issuers announced that on May 13, 2009, they had caused to be paid the consent fee of $20 per $1,000 principal amount of Notes for which consents were validly delivered and not validly revoked.

The tender offer and the consent solicitation were conducted in connection with the Issuers’ and certain of their affiliates’ execution on May 13, 2009 of a new senior secured credit facility providing for borrowings up to an aggregate principal amount of $650,000,000 (the “New Credit Facility”), which will mature on May 13, 2012.  The proceeds of the loans under the New Credit Facility are expected to be used for general corporate purposes, to repay the 2009 Notes in connection with the tender offer and to repay amounts outstanding under the Five-Year Credit Agreement dated May 16, 2005 among the Company, certain of its subsidiaries, Wachovia Bank, National Association as Administrative Agent and the other lenders and agents party thereto.  Additional details regarding the New Credit Facility will be available in the Company’s Form 8-K to be filed with the Securities Exchange Commission on or before May 19, 2009.

The Company issued a press release on May 13, 2009 announcing the expiration of the tender offer and the execution of the New Credit Facility, which is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC., (Registrant)
By	/s/ Ira M. Dansky
Name: Ira M. Dansky
Title:Executive Vice President, General Counsel and Secretary

Date: May 13, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated May 13, 2009.